UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2007

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 31, 2007, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") and Steven J. Heyer entered into an Agreement and General Release (the "Agreement"), pursuant to which Mr. Heyer resigned his positions as the Chief Executive Officer of the Company and as a member of its Board of Directors, effective March 31, 2007.

Pursuant to the Agreement, the Company and Mr. Heyer acknowledged that the Company has paid Mr. Heyer $250,000, which is one quarter of his base salary at the rate of $1,000,000 per annum, less applicable withholding of taxes, for the first quarter of 2007. Mr. Heyer will be paid cash incentive compensation for 2006 in the gross amount of $2,000,000, which represents his entire cash bonus for 2006 pursuant to his employment agreement, dated as of September 20, 2004, as amended on May 4, 2005 (which has been terminated pursuant to the Agreement).

Mr. Heyer has received 65,236 restricted stock units that have previously vested prior to March 31, 2007 pursuant to the Company’s 2004 Long-Term Incentive Compensation Plan, and he has been credited with 8,723 deferred units that have previously vested prior to March 31, 2007 pursuant to the Company’s Annual Incentive Plan for Certain Executives. Mr. Heyer’s rights and obligations with respect to such previously vested restricted stock units and deferred units will continue to be governed by such plans. However, all of Mr. Heyer’s stock options, unvested restricted stock units, unvested deferred bonus units and unpaid portions of his 2007 base salary will be forfeited. All amounts deferred by Mr. Heyer pursuant to the Starwood Hotels & Resorts Worldwide, Inc. Deferred Compensation Plan will be distributed in accordance with such plan and the elections that Mr. Heyer previously made with respect thereto.

Mr. Heyer agreed to release the Company, its affiliates and their directors, officers and employees from any claims that he may have against any of them. The Company agreed to release Mr. Heyer from any claims arising out of Mr. Heyer’s exercise of any restricted stock awards or stock option grants during his employment with the Company.

Mr. Heyer agreed that until March 31, 2009, he will not (1) acquire any equity securities of the Company, offer to enter into any change of control of the Company, or propose or disclose any request for consent of any of the foregoing, (2) engage in any business that competes with the Company in any geographic area where the Company then conducts business, or (3) solicit any of the Company’s employees or customers.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

Also effective as of March 31, the Board of Directors of the Company appointed Bruce W. Duncan, the Chairman of the Board of Directors, as the interim Chief Executive Officer of the Company. Mr. Duncan, 55, has been a private investor since January 2006. He was appointed Chairman of the Board of the Company in May 2005 and has served as a Director of the Company since April 1999. From May 2005 to December 2005, Mr. Duncan was Chief Executive Officer and Trustee of Equity Residential ("EQR"), the largest publicly traded apartment company in the United States. From January 2003 to May 2005, he was President, Chief Executive Officer and Trustee, and from April 2002 to December 2002, President and Trustee, of EQR. From April 2000 until March 2002, he was a private investor. From December 1995 until March 2000, Mr. Duncan served as Chairman, President and Chief Executive Officer of The Cadillac Fairview Corporation Limited, a real estate operating company.

Item 9.01 Financial Statements and Exhibits.

10.1 Agreement and General Release between Starwood Hotels & Resorts Worldwide, Inc. and Steven J. Heyer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

April 2, 2007	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Chief Administrative Officer & General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Agreement and General Release between Starwood Hotels & Resorts Worldwide, Inc. and Steven J. Heyer.